JENNISON SMALL COMPANY FUND, INC.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								May 30, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn.:  Filer Support Unit


Re: Jennison Small Company Fund, Inc. (the Fund)
File No. 811-03084


Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Small Company Fund, Inc. for the period ended March 31, 2006. The Form N-SAR was filed using the EDGAR system.



Very truly yours,



/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 23rd day of May 2006.


Jennison Small Company Fund, Inc.



Witness:  /s/ Floyd L. Hoelscher			By:  /s/ Jonathan D. Shain
Floyd L. Hoelscher			Jonathan D. Shain
					Assistant Secretary



L:\MFApps\CLUSTER 1\N-SAR\SCF\2006\Semi Letter.doc